Exhibit 5.1

McGuireWoods LLP Gateway Plaza 800East Canal Street Richmond, VA 23219 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

April 8, 2016

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as special counsel to Dominion Resources, Inc., a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-201149) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including the Company’s common stock (without par value), and (ii) the offer and sale by the Company of 10,200,000 shares of the Company’s common stock (the “Shares”) as described in the Company’s Prospectus, dated December 19, 2014 (the “Prospectus”), and Prospectus Supplement, dated April 4, 2016 (the “Prospectus Supplement”). The Registration Statement became effective on December 19, 2014. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

The Shares are being offered to the public in accordance with an Underwriting Agreement, dated April 4, 2016 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc. as sole underwriter (the “Sole Underwriter”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Underwriting Agreement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Prospectus Supplement; and

(d) the Underwriting Agreement.

In addition we have examined and relied upon the following:

(i) a certificate from the assistant corporate secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company effective December 18, 2014 and January 31, 2016 authorizing the filing of the Registration Statement and the financing of the Company’s merger with Questar Corporation, respectively, and the resolutions of authorized officers of the Company effective April 4, 2016 (the “Authorizing Resolutions”) relating to the offer and sale of the Shares by the Company under the Underwriting Agreement;

(ii) a certificate dated April 8, 2016 issued by the State Corporation Commission of the Commonwealth of Virginia attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the Underwriting Agreement are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. The Sole Underwriter is validly existing and in good standing in its jurisdiction of formation and has the capacity and full power and authority to execute, deliver and perform the Underwriting Agreement and the documents required or permitted to be delivered and performed thereunder. All individuals who have signed the Underwriting Agreement had the legal capacity to execute the Underwriting Agreement.

(e) Authorization, Execution and Delivery of Underwriting Agreement. The Underwriting Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary limited liability company action on the part of the Sole Underwriter and have been duly executed and delivered by the Sole Underwriter.

(f) Underwriting Agreement Binding on the Sole Underwriter. The Underwriting Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the Sole Underwriter in accordance with their terms.

(g) Noncontravention. Neither the offer and sale of the Shares by the Company or the execution and delivery of the Underwriting Agreement by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to the Underwriting Agreement.

(h) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the offer and sale of the Shares or to the execution and delivery of the Underwriting Agreement by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company.

(i) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares as contemplated by the Registration Statement, Prospectus and the Prospectus Supplement. There are no oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the terms of the Underwriting Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity. When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, (ii) the Company has received the consideration provided for in the Prospectus Supplement and the Underwriting Agreement, (iii) such consideration per share is not less than the amount required by the Authorizing Resolutions and (iv) certificates in the form required under the laws of the Commonwealth of Virginia representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, such Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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